EXHIBIT 10.3


                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE is made this 23rd day of March, 2004, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and GERON CORPORATION, a Delaware corporation, herein referred to as "Tenant".


                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease" ("Lease") dated March 25, 1996, for certain demised premises located at 230 Constitution Drive, Menlo Park, California, as more particularly described in said Lease, and

         WHEREAS, Tenant exercised the first of two (2) two and one half (2-1/2) year options to extend the demised term, and

         WHEREAS, the Lease commenced on February 11, 1997, and is scheduled to expire on July 31, 2004, and

         WHEREAS, Landlord and Tenant desire to make certain amendments to the Lease and extend the demised term of the Lease, all as more particularly set out hereinbelow.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

         1. The demised term of the Lease is hereby extended four (4) years commencing August 1, 2004, to and including July 31, 2008.

         2. Section 1.2 of the Lease is hereby deleted and held for naught and in its place the following Section 1.2 is inserted:

         "Section 1.2. Provided that Tenant is not at the time Landlord receives Tenant's written notice to exercise the option described in this Section 1.2., and has not been, in default under any of the terms and conditions hereof, which default has not been cured within the applicable cure periods set forth in
Article 13 below, Tenant shall have the option to extend the demised term of this Lease for one (1) additional period of three (3) years upon the terms and conditions set forth herein:

         A. Tenant shall exercise the option by written notice to Landlord given no later than one hundred Eighty (180) days nor earlier than two hundred Seventy (270) days prior to the expiration of the original demised term.

         B.   Base rent shall be as set forth in Section 2.7. below.

         C.   There shall be no further options to extend.

         D. All other terms and conditions shall be as set forth in the Lease, and all references to the demisted term shall mean the extended term.

         E. The option to extend may only be exercised by Geron Corporation provided that, Geron may exercise the option in its behalf if Geron Corporation has subleased any or all of the demised premises and Landlord has consented to such sublease. The option cannot be transferred nor can it be exercised by Geron Corporation if Geron Corporation has assigned its rights under this Lease to a third party.

         3. Base rent payable pursuant to Section 2.1. of the Lease shall be revised as of the date first hereinabove written as follows: for the period from February 1, 2004, to and including July 31, 2008, base rent shall be the amount of Three Hundred Three Thousand Four Hundred Eight Dollars ($303,408.00) per annum, payable in twelve (12) equal monthly installments of Twenty Five Thousand Two Hundred Eighty Four Dollars ($25,284.00).

         4.   A new Section 2.7. is added to the Lease as follows:

         "Section 2.7. The base rent as described hereinbelow for each year of the option term shall equal the greater of (i) the base rent payable during the last year of the original term, or (ii) the Fair Market Rental Value (hereinafter defined). "Fair Market Rental Value" shall mean the market rent, including annual increases (if any), being charged on the first day of the option term for similar space in buildings of comparable quality as the building in which the demised premises is situate which are located in similar areas of the Cities of Menlo Park and Palo Alto. In determining the Fair Market Rental Value comparable transactions shall be considered, including without limitation, length of lease term, landlord and tenant inducements and rent increases, if and to the extent then a part of market conditions. The rent on comparable leases shall be adjusted to reflect the value or cost of such inducements since neither Landlord nor Tenant shall have any obligation to pay or perform any such inducements (except for rent increases if applicable). For purposes of the determination of Fair Market Rental Value it shall be assumed the Landlord and Tenant are each ready, willing and able to enter into such a lease but are under no compulsion to do so.

         Within twenty (20) calendar days after Tenant's written notice of exercise, Tenant shall advise Landlord of its estimate of the Fair Market Rental Value for the demised premises. Landlord, within twenty (20) calendar days thereafter, shall advise Tenant in writing of its estimate of the Fair Market Rental Value. During the next twenty (20) calendar days the parties shall meet and confer for the purpose of agreeing upon Fair Market Rental Value. If the parties are then unable to agree, then the Fair Market Rental Value shall be determined by an appraisal as herein set forth and the Fair Market Rental Value as so determined shall be binding upon Landlord and Tenant. Within ninety (90) calendar days after the Tenant's notice of exercise, Landlord and Tenant shall each appoint an appraiser and notify the other party in writing of its choice. Thereupon, the two appraisers so elected shall elect a third appraiser within thirty (30) calendar days of their appointment, unless during such period the two appraisers shall have agreed upon a Fair Market Rental Value, or have reconciled their appraisals to within ten percent (10%) of each other in which event the average of the two appraisals will be the Fair Market Rental Value, in which case their determination shall be final and binding. If the two appraisers shall be unable to agree upon a third appraiser, then the Landlord and Tenant shall immediately request the Presiding Judge of the San Mateo County Superior Court to make such selection. The three appraisers shall meet and confer for a period not to exceed sixty (60) calendar days and the determination of Fair Market Rental Value by a majority of the three shall be final and binding. In the event that a majority cannot agree, then the third (neutral) appraiser shall direct each of the party appraisers to review their appraisals for a period of seven (7) calendar days and return to a meeting of the three appraisers within five (5) calendar days thereafter with each respective party appraiser having indicated their final appraisal of Fair Market Rental Value in a sealed envelope and signed by that appraiser. The third appraiser will do the same. The envelopes will be opened in the presence of the three appraisers and the Fair Market Rental Value of the party appraiser which is closest to the Fair Market Rental Value of the third appraiser will be the final Fair Market Rental Value and binding on the parties. Each party shall bear the cost of the appraiser selected by it and the cost of the third appraiser shall be shared equally (including all costs associated with an appointment by the Superior Court of San Mateo, if applicable, regardless of which party filed the application). To be appointed as an appraiser the person so appointed shall hold the professional designation of MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law, and have at least five (5) years current experience appraising commercial/light industrial properties in San Mateo County.

         Notwithstanding the foregoing to the contrary, in no event shall the base rent for each year of the option term be reduced below the base rent payable by Tenant for the last year of the original demised term.

         When the base rent for the option term is determined pursuant to the above provisions, the parties shall promptly execute an amendment to this Lease stating the base rent to be paid during the option term. In the event Tenant has retained the services of a real estate broker to represent Tenant during the negotiations of the option term, it is expressly understood that Landlord shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Tenant's real estate broker in connection therewith. Tenant shall be solely responsible for the payments of fees for services rendered to Tenant by such broker in connection with the option term."

         5. In addition to the base rent set forth in Section 2.1. of the Lease, as revised hereinabove, Tenant shall continue to pay all items of additional rent pursuant to the terms of the Lease.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the date first hereinabove written.

TENANT:                                       LANDLORD:
GERON CORPORATION,                            DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation                        a California corporation


By   /s/ David L. Greenwood                   By    /s/ Robert L. Webster
   ---------------------------------             -------------------------------
           EVP, CFO                                       Chairman


By                                            By    /s/ Ernest Lotti Jr.
   ---------------------------------             -------------------------------
           Secretary                                      Secretary